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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation in this Registration Statement on Form S-4 filed with the Securities and Exchange Commission of our report dated February 22, 2010, with respect to the balance sheets of Pacific City Financial Corporation and Subsidiary as of December 31, 2009 and 2008, the related consolidated statements of operations, shareholders' equity, and cash flows for the three years ended December 31, 2009, and to the reference to our firm under the heading "Experts" included in this registration statement.

Laguna Hills, California
March 4, 2010

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm